UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101

West Hollywood, CA 90069

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 30, 2014, Medbox, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) disclosing its determination to (i) amend and restate its financial statements for the year ended December 31, 2013, the third and fourth quarters of 2013 and the first three quarters of 2014 and (ii) to examine the Company’s financial statements for the fiscal year 2012 and the first two quarters of 2013 and, if necessary, to restate those also. Thereafter, management, together with isits professional advisor, undertook a comprehensive review of its revenue recognition policy and revenue contracts for all periods from 2012 to the present.

As a result of certain errors described below, discovered in connection with such comprehensive review, the Audit Committee, upon management’s recommendation, concluded on March 6, 2015 that, in addition to the restatements announced in the Original 8-K, the consolidated financial statements for the year ended December 31, 2012, together with all three, six and nine month financial information contained therein, and the quarterly information for the first two quarters of the 2013 fiscal year, should no longer be relied upon and will be restated to correct the errors. Therefore, all earnings press releases and similar prior communications issued by the Company as well as other prior statements made by or on behalf of the Company relating to financial reporting or results for those periods should not be relied upon.

Management and its professional advisor have completed the review of revenues recognized and related contracts for the years 2012 and 2013 and interim period for the nine months ended September 30, 2014. Conclusions thus far from the review include:

1) revenue on some contracts with customers was recognized before all required revenue recognition criteria were met, resulting in an overstatement of revenue in ranges of approximately $1,300,000 to $1,500,000, $3,000,000 to $3,200,000 and $600,000 to $900,000 for the years 2012, 2013 and the nine months ended September 30, 2014, respectively;

2) certain transactions with related parties in ranges of approximately $500,000 to $600,000 and $800,000 to $900,000, for 2012 and 2013, respectively were improperly recorded as revenue instead of additional paid in capital in stockholders’ equity; and,

3) certain inventory costs were capitalized improperly resulting in an understatement of cost of sales. Costs of approximately $600,000 and in a range of approximately $1,300,000 to $1,400,000, for 2013 and the nine months ended September 30, 2014, respectively previously reported in inventory in 2013 and 2014, respectively, will be recorded as cost of sales in the statement of operations for 2013 and the nine months ended September 30, 2014, respectively. These costs incurred prior to executing a contract with a customer, seeking licenses and locations and closing on real estate to operate a dispensary or cultivation center should have been recorded as current period expense.

The Company’s internal review of the previously mentioned two years and nine months of financial statements, including a review of the practices and procedures that led to the errors, are not yet concluded, and the actual impact of the revenue recognition corrections and other adjustments that may arise from the ongoing internal review and independent audit of the Company’s prior and current year financial results may vary materially.

The following table summarizes management’s best estimate of corrections for revenue recognition, related party transactions and inventory costs to accounts in the statement of operations and the balance sheet for each of the two years ended December 31, 2012 and 2013 and for the nine months ended September 30, 2014. The table also recaps the causes and effects of the adjustments for each of the two years ended December 31, 2012 and 2013 and for the nine months ended September 30, 2014 (all amounts in the table are in ranges and are reported in thousands of dollars):

	Statement of Operations Accounts in $000’s
	(Decrease in Revenue)			Decrease in expenses, principally bad debt expense and provision for refunds			(Increase) in cost of sales			(Decrease) in net income
Year 2012	$(1,300)	to	$(1,500)		to			to		$(1,300)	to	$(1,500)
Year 2013	(3,000)	to	(3,200)		to		(300)	to	(400)	(3,000)	to	(3,300)
First Nine Months of 2014	(600)	to	(900)	1,600	to	2,000	(1,300)	to	(1,500)	(300)	to	(400)

Total	$(4,900)	to	$(5,600)	$1,600	to	$2,000	$(1,300)	to	$(1,600)	$(4,600)	to	$(5,200)

	Balance Sheet Accounts in $000’s
	Increase (Decrease) in accounts receivable and allowance for bad debts and refunds, net			Decrease in Inventory			(Increase) Decrease in deferred income, accruals and customer deposits			(Increase) in additional paid in capital
Year 2012	$(900)	to	$(1,200)	—	to	—	$100	to	$300	$(500)	to	$(600)
Year 2013	(500)	to	(500)	(600)	to	(600)	(1,100)	to	(1,300)	(800)	to	(900)
First Nine Months of 2014	1,200	to	1,300	(1,300)	to	(1,400)	(200)	to	(300)	—	to	—

Total	$(200)	to	$(400)	$(1,900)	to	$(2,000)	$(1,200)	to	$(1,300)	$(1,300)	to	$(1,500)

Revenue recognition and related party adjustments, $000’s:
Decrease in revenue	$4,900	to	$5,600
Decrease in expenses, principally provisions for refunds and bad debts	(1,600)	to	(2,000)

Subtotal	3,300	to	3,600

Cause/Effect of decrease in sales:		to
Revenue deferred to 2015 and future years	1,200	to	1,300
Related party equity contributions recorded as revenue	1,300	to	1,500
Decrease in accounts receivable	200	to	400

Total effect of revenue recognition and related party corrections	2,700	to	3,200

Inventory adjustments:
Write off of inventory improperly capitalized	1,900	to	2,000

Total decrease in net income	$4,600		$5,200

The Company is currently in the process of preparing restated financial statements for the years ending December 31, 2012 and 2013 as well as restated financial information for each of the quarterly periods in 2013 and 2014. We expect to file the amended and restated financial statements, as well as the Form 10-K for the year ending December 31, 2014 in March, 2015.

As a result of the preliminary findings of the ongoing internal review, management is continuing to assess the Company’s disclosure controls and procedures and internal controls over financial reporting. The

Company does not expect to reach a final conclusion as to this assessment until completion of the restatement process. Since management has not completed its assessment of its disclosure controls and procedures, including internal control over financial reporting, there can be no assurance that additional control deficiencies that could be material weaknesses will not be identified. The Company has previously disclosed that its disclosure controls and procedures and internal controls over financial reporting were not effective.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, including with respect to the anticipated restatement of the Company’s financial statements and the Company’s ability to file the amended Forms 10 and 10-Q on the currently expected schedule. These forward-looking statements are preceded by terms such as “expects,” “plans”, “intends,” “anticipates” or “believes.” These forward-looking statements are based on information currently available to the Company. Such forward-looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied. Consequently, the Company wishes to caution readers not to place undue reliance on any such statements. Some important factors that could affect the Company’s actual results include, among others, the thorough review of the Company’s internal financial records that is being conducted, the timing and nature of the additional work required to complete the review and the amended Forms 10 and 10-Q and the resolution of any accounting errors discovered during the Company’s review. The Company undertakes no obligation to update or correct any forward-looking statement made herein due to the occurrence of events after the filing of this Current Report on Form 8-K, except as required under applicable federal securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: March 9, 2015	By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer